UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2023

Date of Report

(Date of earliest event reported)

1Life Healthcare, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39203	76-0707204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 1900

San Francisco, CA 94111

(Address of principal executive offices and zip code)

(415) 814-0927

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2022, 1Life Healthcare, Inc., a Delaware corporation (the “Company” or “One Medical”), entered into an Agreement and Plan of Merger, dated July 20, 2022 (the “Merger Agreement”), with Amazon.com, Inc., a Delaware corporation (“Parent”), and Negroni Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

On February 22, 2023, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as an indirect wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (each, a “Share”, and collectively, the “Shares”), other than Shares held in the treasury of the Company or owned by Parent or Merger Sub and any dissenting Shares, ceased to be outstanding and was converted automatically into the right to receive $18.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, all Shares underlying vested Company stock options with an exercise price per Share that was less than the Merger Consideration and vested restricted stock units were cancelled and converted into the right to receive the Merger Consideration (or, in the case of such vested Company stock options, the difference between the Merger Consideration and the applicable per share exercise price), less any applicable tax withholdings. Company stock options, whether vested or unvested, that had an exercise price per Share that was greater than the Merger Consideration (“out-of-the-money Company options”) were cancelled without consideration. At the Effective Time, unvested Company stock options (other than out-of-the-money Company options) and unvested restricted stock units were converted into cash-based awards with an equivalent value based on the Merger Consideration, and such cash-based awards continue to be subject to the same vesting and forfeiture provisions as were applicable to the Company stock options or restricted stock units immediately prior to the Effective Time. The outstanding phantom awards (each, a “Phantom Award”) granted under the Iora Health, Inc. Third Amended and Restated 2011 Equity Incentive Plan remain outstanding at the Effective Time and continue to be subject to the same terms and conditions as applicable to such Phantom Award immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2023, the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (the “Convertible Notes Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of February 22, 2023, which supplements the Indenture, dated as of May 29, 2020 (as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and the Convertible Notes Trustee, governing the Company’s 3.00% Senior Convertible Notes due 2025 (the “Convertible Notes”), of which approximately $316.3 million aggregate principal amount was outstanding on February 21, 2023.

The Supplemental Indenture provides that, from and after the Effective Time, the right to convert each $1,000 principal amount of the Convertible Notes changed into a right to convert such principal amount of the Convertible Notes into $18.00 in cash multiplied by the Conversion Rate (as defined in the Indenture), which shall be fixed until the Maturity Date (as defined in the Indenture) at 22.5052 shares of Company Common Stock per $1,000 principal amount of Convertible Notes. Accordingly, subject to and upon compliance with the provisions of the Indenture, for all conversions for which the relevant Conversion Date (as defined in the Indenture) occurs from and after the Effective Time, the consideration due upon conversion of each $1,000 principal amount of Convertible Notes will be solely cash in an amount equal to $405.0936 per $1,000 principal amount of Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 22, 2023, the Company terminated the Interim Loan and Guaranty Agreement, dated as of November 14, 2022 (the “Interim Loan and Guaranty Agreement”), by and between Amazon.com Services LLC and the Company. Upon such termination, all rights, obligations or liabilities under the Interim Loan and Guaranty Agreement were fully and unconditionally released and discharged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on February 22, 2023, the Merger was completed. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent. The disclosure under the Introductory Note is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.

The consummation of the Merger constitutes a Fundamental Change and a Share Exchange Event (each, as defined in the Indenture) under the Indenture. The effective date of such Fundamental Change and Share Exchange Event is February 22, 2023, the date of the consummation of the Merger. Accordingly, following the Merger, each holder of the Convertible Notes has the right to (i) convert each $1,000 principal amount of Convertible Notes into $405.0936 in cash prior to 5:00 p.m., New York City time, on March 22, 2023, or (ii) require that the Company repurchase such holder’s Convertible Notes for cash at a repurchase price equal to the principal amount of such Convertible Notes, plus accrued and unpaid interest thereon to, but excluding, the repurchase date of March 23, 2023 (the “Fundamental Change Repurchase Right”). To exercise the Fundamental Change Repurchase Right, a holder must (i) deliver a notice in compliance with The Depository Trust Company’s (“DTC”) procedures exercising such holder’s Fundamental Change Repurchase Right and (ii) validly deliver such holder’s Convertible Notes through DTC’s transmittal procedures, in each case, prior to 5:00 p.m., New York City time, on March 22, 2023. The Company will repurchase the Convertible Notes pursuant to the Fundamental Change Repurchase Right in accordance with the terms and conditions of an offer to purchase, dated February 22, 2023, issued to the holders of the Convertible Notes, and this Current Report on Form 8-K does not constitute an offer to repurchase the Convertible Notes.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference. On February 21, 2023, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the pending consummation of the Merger. On February 22, 2023, the Company requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on February 22, 2023 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

At the Effective Time, each holder of Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s Shares), except that those Shares that were owned by the Company or owned by Parent or Merger Sub were cancelled.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the closing of the Merger (the “Closing”), each of Paul R. Auvil, Mark S. Blumenkranz, Bruce W. Dunlevie, Kalen F. Holmes, David P. Kennedy, Freda C. Lewis-Hall, Robert R. Schmidt, Scott C. Taylor and Mary Ann Tocio ceased serving as a member of the board of directors of the Company and each committee thereof.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 20, 2022, by and among 1Life Healthcare, Inc., Amazon.com, Inc. and Negroni Merger Sub, Inc. (incorporated by reference to the Current Report on Form 8-K of 1Life Healthcare, Inc. filed with the SEC on July 22, 2022)

3.1	Amended and Restated Certificate of Incorporation of 1Life Healthcare, Inc.

3.2	Amended and Restated Bylaws of 1Life Healthcare, Inc.

4.1	First Supplemental Indenture, dated February 22, 2023, by and among 1Life Healthcare, Inc. and U.S. Bank Trust Company, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

By:	/s/ Amir Dan Rubin
Amir Dan Rubin
Chief Executive Officer & President

Date: February 22, 2023